STOCK  OPTION  AGREEMENT,  dated as of the 10th day of August,
1998 (this  "Agreement"),  between American Disposal Services,  Inc., a Delaware
corporation   ("Issuer"),   and  Allied  Waste  Industries,   Inc.,  a  Delaware
corporation ("Grantee").

                  WHEREAS, contemporaneously with the execution of this Agreement, the Grantee, a wholly-owned subsidiary of Grantee ("Merger Sub"), and Issuer are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which Grantee and Issuer intend to effect a merger of Merger Sub with and into Issuer (the "Merger"); and

                  WHEREAS, as an inducement and condition to Grantee's willingness to enter into the Merger Agreement, and in consideration thereof, the Board of Directors of Issuer has approved the grant to Grantee of the option pursuant to this Agreement; provided, that such grant was expressly conditioned upon, and made of no effect until after, execution and delivery of the Merger Agreement by Issuer, Grantee and Merger Sub.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in this Agreement and in the Merger Agreement, the parties agree as follows:

                  1. The Option. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 4,000,000 fully paid and nonassessable shares of common stock, having a par value of .01 per share ("Common Stock"), of Issuer at a price per share in cash equal to $40.00 (the "Option Price"); provided, however, that in no event shall the number of shares for which the Option is exercisable exceed 19.9% of the shares of Common Stock issued and outstanding at the time of exercise (without giving effect to the shares of Common Stock issued or issuable under the Option) (the "Maximum Applicable Percentage"). The number of shares of Common Stock purchasable upon exercise of the Option and the Option Price are subject to adjustment as set forth in this Agreement.

                  (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the aggregate number of shares of Common Stock purchasable upon exercise of the Option (inclusive of shares, if any, previously purchased upon exercise of the Option) shall automatically be increased (without any further action on the part of Issuer or Grantee being necessary) so that, after such issuance, it equals the Maximum Applicable Percentage. Any such increase shall not affect the Option Price.

                  2.       Exercise; Closing.

                  (a) Conditions to Exercise; Termination. Grantee or any other person that shall become a holder of all or a part of the Option in accordance with the terms of this Agreement (each such person, including Grantee, being referred to as the "Holder") may exercise the Option, in whole or in part, after the occurrence of a Triggering Event by delivering a written notice as provided in Section 2(d) within 180 days of the occurrence of a Triggering Event (as defined in Section 2(b)). The Option shall terminate upon either (i) the occurrence of the Effective Time (as defined in the Merger Agreement) or (ii)
(A) if the Notice Date (as hereinafter defined) has not previously occurred, the close of business on the earlier of (x) the day 180 days after the date that Grantee becomes entitled to receive the Termination Fee (as defined in the Merger Agreement) and (y) the date that Grantee is no longer potentially entitled to receive the Termination Fee, in each case under Section 7.6(b) of the Merger Agreement, and (B) if the Notice Date has previously occurred, one year after the Notice Date (the events in (i) or (ii) being referred to as "Exercise Termination Events".)

                  (b) Triggering Event. A "Triggering Event" shall have occurred if the Merger Agreement is terminated and Grantee then or thereafter becomes entitled to receive the Termination Fee pursuant to Section 7.6(b) of the Merger Agreement.

                  (c) Notice of Trigger Event by Issuer. Issuer shall notify Grantee promptly in writing of the occurrence of any Triggering Event, it being understood that the giving of the notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

                  (d) Notice of Exercise by Grantee. If a Holder shall be entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date on which it is given, as defined in Section 16, is referred to as the "Notice Date") specifying (i) the total number of shares that the Holder will purchase pursuant to the exercise and (ii) a place and date (a "Closing Date") not earlier than three business days nor later than 60 business days from the Notice Date for the closing of the purchase (a "Closing"); provided, that if a filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or prior notification to or approval of any other authority is required in connection with this purchase, the Holder or Issuer, as required, promptly after the giving of the notice shall file the notice or application for approval and shall expeditiously process the same and the period of time referred to in clause (ii) shall commence on the date on which the Holder furnishes to Issuer a supplemental written notice setting forth the Closing Date, which notice shall be furnished as promptly as practicable after all required notification periods shall have expired or been terminated and all required approvals shall have been obtained and all requisite waiting periods shall have passed. Each of the Holder and the Issuer agrees to use all reasonable efforts to cooperate with and provide information to Issuer or Holder, as the case may be, for the purpose of any required notice or application for approval.

                  (e) Payment of Purchase Price. At each Closing, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by Issuer; provided, that failure or refusal of Issuer to designate a bank account shall not preclude the Holder from exercising the option, in whole or in part.

                  (f) Delivery of Common Stock. At such Closing, simultaneously with the payment of the purchase price by the Holder, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option shall be exercised in part only, a new option evidencing the rights of the Holder to purchase the balance (as adjusted pursuant to Section l(b)) of the shares then purchasable hereunder.

                  (g)  Restrictive   Legend.   Certificates   for  Common  Stock
delivered at a Closing may be endorsed with a restrictive legend that shall read substantially as follows:

                  "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder and Issuer, a copy of which agreement is on file at the principal office of Issuer, and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of the aforementioned agreement will be mailed to the holder without charge promptly after receipt by Issuer of a written request."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "Securities Act"), in the above legend shall be removed by delivery of substitute certificate(s) without this reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission, or a written opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that this legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without this reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) both are satisfied. In addition, the certificates shall bear any other legend as may be required by applicable law.

                  (h) Ownership of Record;  Tender of Purchase Price;  Expenses.
Upon the giving by the Holder to Issuer of a written notice of exercise referred to in Section 2(e) and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not have been delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes (other than income taxes payable by Holder) and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

                  3. Covenants of Issuer. In addition to its other agreements and covenants herein, Issuer agrees:

                  (a) Shares Reserved for Issuance. To maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be fully exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights of third parties to purchase shares of Common Stock from Issuer, or to issue the appropriate number of shares of Common Stock pursuant to the terms of this Agreement;

                  (b) No Avoidance. Not to avoid or seek to avoid (whether by charter amendment or through reorganization, consolidation, merger, issuance of rights, dissolution or sale of assets, or by any other voluntary act) the observance or performance of any of the covenants, agreements or conditions to be observed or performed hereunder by Issuer and not to take any action which would cause any of its representations or warranties not to be true; and

                  (c) Further Assurances. Promptly after the date hereof to take all actions as may from time to time be required (including (i) complying with all applicable premerger notification, reporting and waiting period requirements under the HSR Act and (ii) in the event that prior approval of or notice to any other regulatory authority is necessary under any applicable federal, state or local law before the Option may be exercised, cooperating fully with the Holder in preparing and processing the required applications or notices) in order to permit each Holder to exercise the Option and purchase shares of Common Stock pursuant to such exercise and to take all action necessary to protect the rights of the Holder against dilution.

                  4. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee that Issuer has all requisite corporate power and authority and has taken all corporate action necessary to authorize, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; this Agreement has been duly and validly authorized, executed and delivered by Issuer and constitutes a valid and binding agreement of Issuer enforceable against Issuer in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Issuer hereby further represents and warrants to Grantee that it has taken all necessary corporate action to authorize and reserve for issuance upon exercise of the Option the shares of Common Stock issuable upon exercise of the Option and that all shares of Common Stock, upon issuance pursuant to the Option, will be delivered free and clear of all claims, liens, encumbrances, and security interests (other than those created by this Agreement) and not subject to any preemptive rights. There are no agreements, instruments, securities, arrangements, or plans which would create any additional cost or burden on any exercise of the Option. Issuer has taken all action necessary to make inapplicable to Grantee any state takeover, business combination, control share or other similar statute and any charter provisions which would otherwise be applicable to Grantee or any transaction involving Issuer and Grantee by reason of the grant of the Option, the acquisition of beneficial ownership of shares of Common Stock as a result of the grant of the Option, or the acquisition of shares of Common Stock upon exercise of the Option, except for statutes or provisions which by their terms cannot be waived or rendered inapplicable by any action of the Board of Directors of the Issuer.

                  5. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that Grantee has all requisite corporate power and authority and has taken all corporate action necessary in order to authorize, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; this Agreement has been duly and validly authorized, executed and delivered by Grantee and constitutes a valid and binding agreement of Grantee enforceable against Grantee in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  6. Exchange; Replacement. This Agreement and the Option granted hereby are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable at such time hereunder, subject to corresponding adjustments in the number of shares of Common Stock purchasable upon exercise so that the aggregate number of such shares under all Stock Option Agreements issued in respect of this Agreement shall not exceed the Maximum Applicable Percentage. Unless the context shall require otherwise, the terms "Agreement" and "Option" as used in this Agreement include any Stock Option

Agreements and related options for which this Agreement (and the option granted hereby) may be exchanged. Upon (i) receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Agreement, (ii) receipt by Issuer of reasonably satisfactory indemnification in the case of loss, theft or destruction and (iii) surrender and cancellation of this Agreement in the case of mutilation, Issuer will execute and deliver a new Agreement of like tenor and date. Any new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by any person other than the holder of the new Agreement.

                  7. Adjustments. In addition to the adjustment to the total number of shares of Common Stock purchasable upon exercise of the Option pursuant to Section l(b), the total number of shares of Common Stock purchasable upon the exercise and the Option Price shall be subject to adjustment from time to time as follows:

                  (a) In the event of any change in the outstanding shares of Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise of the Option shall be appropriately adjusted, and proper provision shall be made in the agreements governing any such transaction, so that (i) any Holder shall receive upon exercise of the Option the number and class of shares, other securities, property or cash that such Holder would have received in respect of the shares of Common Stock purchasable upon exercise of the option if the Option had been exercised and such shares of Common Stock had been issued to such Holder immediately prior to such event or the record date therefor, as applicable; and (ii) in the event any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock purchasable upon exercise of the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), the number of shares so purchasable equals the Maximum Applicable Percentage of the number of shares of Common Stock issued and outstanding immediately after the consummation of such change; and

                  (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 7, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which is equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which is equal to the number of shares of Common Stock purchasable after the adjustment.

                  8. Registration. (a) At any time after the occurrence of a Triggering Event prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered in the written notice of exercise of the option provided for in Section 2(e), as promptly as practicable prepare, file and keep current a shelf registration statement under the Securities Act covering any or all shares issued and issuable pursuant to the Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of the Option ("Option Shares") in accordance with any plan of disposition requested by Grantee; provided, however, that Issuer may postpone filing a registration statement relating to a registration request by Grantee under this Section 8 for a period of time (not in excess of 90 days) if in its judgment such filing would require the disclosure of material information that Issuer has a bona fide business purpose for preserving as confidential. Issuer will use its best efforts to cause such registration statement first to become effective and then to remain effective for 365 days after the later of the (i) day the registration statement first becomes effective or until such earlier date as all shares registered shall have been sold by Grantee or the Holders and (ii) the Closing Date. In connection with any such registration, Issuer and Grantee shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registrations. If requested by Grantee in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating Issuer in respect of representations, warranties, indemnities, contribution and other agreements customarily made by issuers in such underwriting agreements.

                  (b) In the event that Grantee so requests, the closing of the sale or other disposition of the Common Stock or other securities pursuant to a registration statement filed pursuant to Section 8(a) shall occur substantially simultaneously with the exercise of the Option.

                  9.       Repurchase of Option and/or Shares.

                  (a) Repurchase; Repurchase Price. Upon the occurrence of a Triggering Event prior to an Exercise Termination Event, (i) at the request of a Holder, delivered in writing within 180 days of this occurrence (or such later period as provided in Section 2(d) with respect to any required notice or application or in Section 10), Issuer shall repurchase the Option from the Holder, in whole or in part, at a price (the "Option Repurchase Price") equal to the number of shares of Common Stock then purchasable upon exercise of the Option (or such lesser number of shares as may be designated in the Repurchase Notice (as defined below)) multiplied by the amount by which the market/offer price (as defined below) exceeds the Option Price and (ii) at the request of a Holder or any person who has been a Holder (for purposes of this Section 9 only, each such person being referred to as a "Holder"), delivered in writing within 180 days of this occurrence (or such later period as provided in Section 2(d) with respect to any required notice or application or in Section 10), Issuer shall repurchase such number of Option Shares from such Holder as the Holder shall designate in the Repurchase Notice at a price (the "Option Share Repurchase Price") equal to the number of shares designated multiplied by the market/offer price. The term "market/offer price" shall mean the highest of (w) the Option Price plus $2.00,
(x) the price per share of Common Stock at which a tender or exchange offer for Common Stock has been made after the date of this Agreement and prior to the delivery of the Repurchase Notice and which offer has either been consummated or has not been withdrawn or terminated as of the date payment of the Repurchase Price is made, (y) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer for a merger, share exchange, consolidation or reorganization entered into after the date hereof and on or prior to the delivery of the Repurchase Notice and (z) the average closing price for shares of Common Stock on the NYSE (or, if the Common Stock is not then listed on the NYSE, any other national securities exchange or automated quotation system on which the Common Stock is then listed or quoted) for the twenty consecutive trading days immediately preceding the delivery of the Repurchase Notice. In the event that a tender or exchange offer is made for the Common Stock or an agreement is entered into for a merger, share exchange, consolidation or reorganization involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Common Stock shall be determined in good faith by a nationally recognized investment banking firm selected by Issuer and reasonably acceptable to Grantee.

                  (b) Method of Repurchase. A Holder may exercise its right to require Issuer to repurchase the Option, in whole or in part, and/or any Option Shares then owned by such Holder pursuant to this Section 9 by surrendering for this purpose to Issuer, at its principal office, this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder elects to require Issuer to repurchase the Option and/or such Option Shares in accordance with the provisions of this Section 9 (each such notice, a "Repurchase Notice"). Within two business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of the Repurchase Notice, Issuer shall deliver or cause to be delivered to the Holder the applicable Option Repurchase Price and/or the Option Share Repurchase Price or, in either case, the portion that Issuer is not then prohibited under applicable law and regulation from so delivering. In the event that the Repurchase Notice shall request the repurchase of the Option in part, Issuer shall deliver with the Option Repurchase Price a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock purchasable pursuant to the Option at the time of delivery of the Repurchase Notice minus the number of shares of Common Stock represented by that portion of the Option then being repurchased.

                  (c)  Effect  of  Statutory   or   Regulatory   Restraints   on
Repurchase. To the extent that, upon or following the delivery of a Repurchase Notice, Issuer is prohibited under applicable law or regulation from repurchasing the Option (or a portion) and/or any Option Shares subject to such Repurchase Notice (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish this repurchase), Issuer shall immediately so notify the Holder in writing and thereafter deliver or cause to be delivered, from time to time, to the Holder the portion of the option Repurchase Price and the Option Share Repurchase Price that Issuer is no longer prohibited from delivering, within 2 business days after the date on which it is no longer so prohibited; provided, however, that upon notification by Issuer in writing of this prohibition, the Holder may, within 5 days of receipt of this notification from Issuer, revoke in writing its Repurchase Notice, whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder that portion of the option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver to the Holder, as appropriate, (a) with respect to the Option, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the Repurchase Notice less the number of shares as to which the Option Repurchase Price has theretofore been delivered to the Holder, and/or (b) with respect to Option Shares, a certificate for the option Shares as to which the Option Share Repurchase Price has not theretofore been delivered to the Holder. Notwithstanding anything to the contrary in this Agreement, including, without limitation, the time limitations on the exercise of the Option, the Holder may exercise the Option for 180 days after a notice of revocation has been issued pursuant to this Section 9(c).

                  (d) Acquisition Transactions. In addition to any other restrictions covenants, Issuer hereby agrees that, in the event that a Holder delivers a Repurchase Notice, it shall not enter or agree to enter into any Acquisition Transaction unless the other party or parties thereto agree to assume in writing Issuer's obligations under Section 9(a) and, notwithstanding any notice of revocation delivered pursuant to the proviso to Section 9(c), a Holder may require such other party or parties to perform Issuer's obligations under Section 9(a) unless such party or parties are prohibited by law or regulation from such performance, in which case such party or parties shall be subject to the obligations of the Issuer under Section 9(c).

                  10. Extension of Exercise Periods. The 180-day periods for exercise of certain rights under Sections 2 and 9 shall be extended in each such case at the request of the Holder to the extent necessary to avoid liability by the Holder under Section 16(b) of the Exchange Act by reason of this exercise.

                  11. Standstill. Upon an exercise of the Option which results in Grantee or any Holder owning in excess of 9.9% of the then outstanding shares of Common Stock, the person who would own in excess of 9.9% of such shares shall be subject to the following restrictions:

                  (a) it and its affiliates will not (and will not assist, provide or arrange financing to or for others or encourage other to), directly or indirectly, acting alone or as part of a group, (i) propose to Issuer or to any of Issuer's security holders or any other person any merger, consolidation or similar transaction, acquisition of a substantial portion of Issuer's business or assets, an acquisition of any of Issuer's securities or any other transaction involving any of Issuer's securities, in any such case involving it and the Issuer or the Issuer and any third party, (ii) acquire by purchase or otherwise, or agree, propose or offer to acquire any of the securities of Issuer or any interest therein (other than pursuant to exercises of the Option, stock dividends or other distributions by the Issuer or offerings by Issuer made available to holder of shares of Common Stock generally), (iii) otherwise seek to influence or control, in any manner whatsoever, (including proxy solicitation, becoming a "participant" in any "election contest," or otherwise), the management or policies of the Issuer or (iv) enter into discussions, negotiations, arrangements or understandings with, or solicit or encourage, any third party with respect to any of the foregoing or make public disclosure in respect of any of the foregoing or request permission to do any of the foregoing. (As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the Securities Exchange Act of 1934.) (Notwithstanding the foregoing, any employee benefit, pension or similar plan of such person or the Company, as the case may be, may own, acquire or transfer up to 1% of any class of securities of an Issuer in the ordinary course of business, solely for investment.); and

                  (b) it shall not sell, transfer or dispose of the Option Shares (a "Transfer") except:

                           (i)      to affiliated or associated persons who
                                     agree to become subject to this
                                    Agreement on the same terms as such person;

                           (ii) in connection with a bona fide pledge, after default in the obligation secured by the pledge;

                           (iii) an offering or distribution of the Shares in compliance with the Securities Act in which reasonable efforts are made not to knowingly sell 5% or more of the then outstanding shares of Common Stock to any one person (including its affiliates and other members of a "group" within the meaning of Rule 13(d)(3) of the Securities Exchange Act of
                                    1934);

                           (iv) in compliance with the requirements of Rule 144 under the Securities Act;

                           (v) in privately negotiated transactions which would not, to the reasonable knowledge of such person after reasonable inquiry, after giving effect to the Transfer result in the acquiror's ownership of 5% or more of the outstanding shares of Common Stock;

                           (vi) pursuant to a tender or exchange offer (as such terms are used in the Securities
                                    Exchange  Act of  1934  and  the  rules  and
                                    regulations  promulgated thereunder) made by
                                    a party not  affiliated or  associated  with
                                    such person for all outstanding Shares as to
                                    which offer a majority of the  directors  of
                                    the   Issuer   then  in   office   have  not
                                    recommended that stockholders not tender or exchange their Shares; or

                           (vii) pursuant to a tender or exchange offer by the Issuer or in a merger or other transaction pursuant to an agreement with the Issuer.

                  These restrictions shall expire upon the earlier of (i) five years from the date of this Agreement and (ii) the date upon which such person owns less than 5% of the outstanding shares of Common Stock so long as this person continues to own less than 5% of the outstanding shares of Common Stock for the next twelve consecutive months and, if its ownership is 5% or more of the outstanding shares during this twelve month period, then these restrictions shall once again apply to that person.

                  12. Assignment. Neither party hereto may assign any of its rights or obligations under this Agreement or the Option to any other person without the express written consent of the other party except that Grantee may assign its rights in whole or in part to any of its affiliates and, in the event that a Triggering Event shall have occurred, Grantee may assign the Option, in whole or in part to one or more third parties, provided that the affiliate and any third party shall execute this Agreement and become subject to its terms. Any attempted assignment in contravention of the preceding sentence shall be null and void.

                  13. Filings; Other Actions. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and govern mental authorities necessary for the consummation of the transactions contemplated by this Agreement.

                  14. Specific Performance. The parties acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party and that the obligations of the parties shall be specifically enforceable through injunctive or other equitable relief.

                  15. Severability; Etc. If any term, provision, covenant, or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated. If for any reason a court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 9, the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant (b) and 7 hereof), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification of this Agreement.

                  16. Notices. All notices, requests, instructions, or other documents to be given hereunder shall be in writing and shall be deemed given
(i) three business days following sending by registered or certified mail, return receipt requested, postage prepaid, (ii) when sent if sent by facsimile, provided that the fax is promptly confirmed by telephone confirmation, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, in each case at the respective addresses of the parties set forth in the Merger Agreement.

                  17. Governing Law. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of Delaware, without regard to the conflict of law principles thereof.

                  18. Expenses. Except as otherwise expressly provided in this Agreement or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring the expense, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

                  19. Entire Agreement, Etc. This Agreement and the Merger Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter of this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  20. Limitation on Profit. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) plus any Termination Fee paid to Grantee pursuant to
Section 7.6(b) of the Merger Agreement exceed in the aggregate $40 million and, if it otherwise would exceed this amount, the Grantee, at its sole election, shall either (i) reduce the number of shares of Common Stock subject to this Option, (ii) deliver to the Issuer for cancellation Option Shares previously purchased by Grantee, (iii) pay cash to the Issuer, or (iv) any combination thereof, so that Grantee's realized Total Profit, when aggregated with the Termination Fee so paid to Grantee shall not exceed $40 million after taking into account the foregoing actions.

                  (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) which, together with any Termination Fee theretofore paid to Grantee would exceed $40 million; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

                  (c) As used in this Agreement, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) (x) the amount received by Grantee and any other Holder pursuant to Issuer's repurchase of the Option (or any portion thereof) or any Option Shares pursuant to Section 9, less, in the case of any repurchase of Option Shares, (y) the Grantee's and any other Holder's purchase price for such Option Shares, as the case may be, (ii)
(x) the net cash amounts (and the fair market value of any other consideration) received by Grantee and any other Holder pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's (or any other Holder's) purchase price of the Option Shares, and (iii) the net cash amounts (and the fair market value of any other consideration) received by Grantee (or any other Holder) on the transfer of the Option (or any portion thereof) to any unaffiliated party. In the case of clauses (ii)(x) and (iii) above, the Grantee and any Holder agrees to furnish as promptly as reasonably practicable after any disposition of all or a portion of the Option or Option Shares a complete and correct statement, certified by a responsible executive officer or partner of the Grantee or Holder, of the net cash amounts (and the fair market value of any other consideration) received in connection with any sale or transfer of the Option or Option Shares.

                  (d) As used in this Agreement, the term "Notional Total Profit" with respect to any number of shares as to which Grantee and any other Holder may propose to exercise this Option shall be the Total Profit determined as of the date of this proposal assuming that this Option were exercised on such date for this number of shares and assuming that such shares, together with all other Option Shares held by Grantee and any other Holders and their respective affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

                  21. Captions. The Article, Section and paragraph captions in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                 AMERICAN DISPOSAL SERVICES, INC.


                         By:   /s/ RICHARD DE YOUNG
                               ----------------------------------
                        Name:  Richard De Young
                               ----------------------------------
                       Title:  President and Chief Executive Officer
                               ----------------------------------


                                 ALLIED WASTE INDUSTRIES, INC.



                         By:   /s/ THOMAS H. VAN WEELDEN
                               ----------------------------------
                        Name:  Thomas H. Van Weelden
                               ----------------------------------
                       Title:  President and Chief Executive Officer
                               ----------------------------------